UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2007

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Boulevard
South San Francisco, CA 94080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 624-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 24, 2007, Bradford S. Goodwin, was appointed to serve on the Board of Directors of Rigel Pharmaceuticals, Inc.  Mr. Goodwin joins the class of directors to be nominated for election at the 2007 annual stockholders’ meeting, to serve until the 2010 annual stockholders’ meeting.  Mr. Goodwin was also appointed to serve on the Audit Committee of Rigel’s Board of Directors.

A copy of the press release announcing the appointment of Mr. Goodwin to the Board of Directors is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

As a non-employee director of Rigel, Mr. Goodwin will receive a yearly retainer of $15,000, as well as an additional $1,000 for each Board of Directors and committee meeting that he attends in person. Mr. Goodwin will be eligible for reimbursement for any expenses that he incurs in attending the Board of Directors meetings in accordance with Rigel policy. As a non-employee director, Mr. Goodwin will not be entitled to perquisites or retirement benefits.

In addition to the cash compensation referenced in the preceding paragraph, Mr. Goodwin will receive stock option grants under Rigel’s 2000 Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”). Option grants under the Directors’ Plan are non-discretionary. Upon the date of his appointment, Mr. Goodwin received an initial grant to purchase 20,000 shares of common stock on the terms and conditions set forth in the Directors’ Plan. In addition, on the day following each annual meeting of stockholders, Mr. Goodwin will automatically receive an annual option to purchase 10,000 shares of common stock, provided that he continues to serve as a non-employee member of the Board of Directors. The exercise price of options granted under the Directors’ Plan is 100% of the fair market value of Rigel’s common stock on the date of the option grant. The options vest in equal monthly installments over the shorter of three years from the date of grant or the period beginning on the date the director is appointed to the Board of Directors and ending on the date of the annual meeting at which the director is first considered for election by the stockholders, provided that the non-employee director continues to provide services to Rigel. The term of options granted under the Directors’ Plan is ten years. In the event of a merger of Rigel with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving Rigel, any options outstanding under the Directors’ Plan either will continue in effect, if Rigel is the surviving entity, or, if neither assumed nor substituted, will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Number	Description
99.1	Press Release titled “Rigel Appoints Bradford S. Goodwin to Board of Directors,” dated January 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.

Dated: January 25, 2006
	By:	/s/	Dolly A. Vance
Dolly A. Vance
General Counsel and
Vice President of Intellectual Property

EXHIBIT INDEX

Number	Description
99.1	Press Release titled “Rigel Appoints Bradford S. Goodwin to Board of Directors,” dated January 25, 2007.